UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200
(Former name or former address if changed since last
report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 19, 2010, Western Alliance Bancorporation, a Nevada corporation (the “Company”), issued a press release announcing the pricing at a price to the public of $6.25 per share of its previously announced offering of 7,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”). The press release is attached hereto as Exhibit 99.1.
     In connection with this offering, the Company has directed the Underwriter to allocate a significant portion of the offering (6.1 million shares) to a large institutional investor. In addition, this investor has requested and the Company has agreed to use its best efforts to pursue a debt offering of $50 million to $75 million, with tentative terms that could include a 5-year maturity, and an interest rate in the range of 9.5% to 10.5%. The investor has expressed an interest in purchasing a significant portion of the potential debt offering. However, the Company is under no binding obligation to conclude a debt offering. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy debt securities.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 19, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: August 19, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 19, 2010.